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                                                                    EXHIBIT 22.1

                              DI INDUSTRIES, INC.
                              LIST OF SUBSIDIARIES

                                          State/Country of
       Subsidiary                          Incorporation
       ----------                         ---------------
Drillers, Inc.                                Texas
DI Energy, Inc.                               Texas
DI International, Inc.                        Texas
DI Drilling, Inc.                             Delaware
Western Oil Well Service Co.                  Montana
Cubby Drilling, Inc.                          Delaware
Butler-Johnson, Inc.                          Delaware
DI Services, Inc.                             Texas
DI/Perfensa Inc. (90%-Owned)                  Texas
  Drillers de Mexico                          Mexico
Drillers International, S.A.                  Argentina
Perforaciones Andinas S.A.                    Panama
Drillers Inc. D.I. de Venezuela, C. A.        Venezuela